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                                                                    Exhibit 3.59

                                                                     FILED
                                                                 JAN 22, 2003
                                                               IN THE OFFICE OF
                                                              SECRETARY OF STATE
                                                               CONTROL # 53231

                                  WEST VIRGINIA
                            ARTICLES OF ORGANIZATION
                          OF LIMITED LIABILITY COMPANY

We, acting as organizers according to West Virginia Code Section 31B-2-202, adopt the following Articles of Organization for a West Virginia Limited Liability Company:

1.    The name of the West Virginia limited liability company shall be:

                       Rivener, LLC

2.    The company will be an LLC.

3. The physical address in West Virginia of the initial designated office of the company will be:

                       Route 10
                       Pineville, WV 24874

4.    The mailing address of the principal office will be:

                       P.O. Box 501
                       Pineville, WV 24874

5. The name and the street address of the person to whom notice of process may be sent is:

                       Corporation Service Company
                       1600 Laidley Tower
                       Charleston, WV 25301

6. The name and address of each organizer and of each member with signature authority:

                       Karin M. Writer
                       1899 Wynkoop, 8th Floor
                       Denver, CO 80202

7.    The company will be an at-will company, for an indefinite period.

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8.    The company will be manager-managed, and the name and address of each initial manager is listed below.

                       Samuel D. Hatcher
                       P.O. Box 501
                       Pineville, WV 24874

9. All or specified members of a limited liability company are liable in their capacity as members for all or specified debts, obligations or liabilities of the company.

      NO - All debts, obligations and liabilities are those of the company.

10. The purposes for which this limited liability company is formed are as follows:

      Natural Resources

11. Other provisions which may be set forth in the operating agreement or matters not inconsistent with law:

      N/A

12.   The number of pages attached and included in these Articles is 2.

13.   The requested effective date is the date and time of filing.

14. ACKNOWLEDGMENT: I, the undersigned, for the purpose of forming a limited liability company under the laws of the State of West Virginia, do make and file this "Articles of Organization" in the name of and on behalf of the company.

                                                       /s/ Karin M. Writer
                                                       Organizer

STATE OF COLORADO, COUNTY OF DENVER;

I, Dion R. Elliott, a Notary Public, hereby certify that Karin M. Writer, whose name is signed to the foregoing Articles of Organization, this day personally appeared before me and acknowledged her signature.

My commission expires: 3/13/04              /s/ Dion R. Elliott, Notary Public

[SEAL]

Articles prepared by Karin M. Writer, 1899 Wynkoop, Denver, CO 80202

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                              ARTICLES OF AMENDMENT

   (Pursuant to Section 31B-2-204 of the Uniform Limited Liability Company Act
                         of the State of West Virginia)

            FIRST: The name of the limited liability company (the "company") is Rivener, LLC.

            SECOND: The Articles of Organization of the company were filed in the Office of the Secretary of State of the State of West Virginia on January 22, 2003.

            THIRD: Article 1 of the Articles of Organization of the company is amended to read as follows:

            "The name of the West Virginia limited liability company shall be Riverside Energy Company, LLC."

Signed on February 5, 2003.

                                          Rivener, LLC

                                          By: /s/ Samuel D. Hatcher
                                          Samuel D. Hatcher, President & Manager

STATE OF West Virginia

                       [SEAL]

COUNTY OF Wyoming

Subscribed and sworn before me, a Notary Public, on February 5, 2003.

                               /s/ Angel D. Pinter
                               Notary Public

FILED
MAR 03 2003
IN THE OFFICE OF
JOE MANCHIN III
SECRETARY OF STATE

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                                                                     FILED
                                                                 APR 06, 2004
                                                               IN THE OFFICE OF
                                                               JOE MANCHIN III
                                                              SECRETARY OF STATE

                    Statement of Change of Registered Office
                             By the Registered Agent

The undersigned registered agent submits the following statement for the purpose of changing the registered office address for the entity named below in the State of West Virginia.

1.    Name of entity

      Riverside Energy Company, LLC

2.    Street address of its current registered office

      1600 Laidley Tower
      Charleston, WV 23501

3.    Street address to which the registered office is to be changed

      209 West Washington
      Charleston, WV 23502

4.    Name of current registered agent

      Corporation Service Company

5. The mailing address of its registered office and the business office of its registered agent, as changed, will be identical.

6.    The above named entity has been notified of the change.

Dated: March 29, 2004

                                            CORPORATION SERVICE COMPANY

                                            /s/ John H. Pelletier
                                            John H. Pelletier
                                            Assistant Vice President